Exhibit 99.1

Camping World Holdings, Inc. Reports Fourth Quarter Results

LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--February 27, 2018--Camping World Holdings, Inc. (NYSE:CWH) (“Camping World,” “Company,” “we,” “us” or “our”) today reported results for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Summary

  Total revenue increased 32.9% to $889.0 million;
  Gross profit increased 37.1% to $266.6 million and gross margin increased 92 basis points to 30.0%;
  Income from operations increased 37.9% to $44.3 million and operating margin increased 28 basis points to 7.4%;
  Net loss was $52.5 million and included a $99.8 million tax receivable liability adjustment to other income and $165.4 million of income taxes related to changes stemming from the U.S. tax reform enacted in December 2017. Net loss margin was 5.9% and diluted earnings per share was ($1.87);
  Adjusted pro forma net income(1) increased 112.8% to $22.0 million and Adjusted Pro Forma Earnings per Fully Exchanged and Diluted Share(1) increased 100.0% to $0.25; and
  Adjusted EBITDA(1) increased 76.0% to $65.3 million and Adjusted EBITDA Margin(1) increased 180 basis points to 7.3%.

Fiscal 2017 Summary

  Total revenue increased 21.8% to $4.3 billion;
  Gross profit increased 25.1% to $1.2 billion and gross margin increased 77 basis points to 29.1%;
  Income from operations increased 29.4% to $361.4 million, and operating margin increased 50 basis points to 8.4%,
  Net income was $186.0 million and included a $99.7 million tax receivable liability adjustment to other income, and $165.4 million of income taxes related to changes stemming from the U.S. tax reform enacted in December 2017. Net income margin was 4.3% and diluted earnings per share was ($0.70);
  Diluted earnings per share(2) was ($1.87), adjusted pro forma net income(1) increased 51.0% to $198.7 million and adjusted pro forma earnings per fully exchanged and diluted share(1) increased 45.9% to $2.29; and
  Adjusted EBITDA(1) increased 38.2% to $399.6 million and adjusted EBITDA margin(1) increased 111 basis points to 9.3%.

(1)	Adjusted Pro Forma Net Income, Adjusted Pro Forma Earnings per Fully Exchanged and Diluted Share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. For reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, see the “Non-GAAP Financial Measures” section later in this press release.
(2)	Diluted earnings per Class A common stock is applicable only for periods after the Company’s initial public offering. For a discussion of earnings per share see the “Earnings Per Share” section later in this press release.

Marcus Lemonis, Chairman and Chief Executive Officer, stated, “We had a very strong fourth quarter and fiscal year and are pleased with the continued performance of our business and underlying trends in the RV market. Demand for towable and smaller recreational vehicles remained strong throughout 2017, and we made the strategic decision to carry a little more inventory in order to drive volumes and gain market share in the final months of the year. This decision paid off and we generated record fourth quarter revenue and Adjusted EBITDA. In the fourth quarter, revenue increased 33% to $889 million, Adjusted Pro Forma Net Income increased 113% to $22 million, and Adjusted EBITDA increased 76% to $65 million.”

Mr. Lemonis continued, “The trends that we have been talking about for the past year remain strong and continue to drive our business. Our focus on towables and the lower priced segment of the RV market allows us to sell to a much wider and more diverse group of consumers than ever before. We see a lot of similarities between the outdoor consumer and the RV consumer, and we believe there is a significant opportunity to continue diversifying our business as these lifestyles converge. Over the past year, we have acquired a number of outdoor and active sports businesses that give us access to a more diverse base of outdoor lifestyle customers. Overton’s, Gander Outdoors, TheHouse.com, Uncle Dan’s, W82 and Erehwon all come with great talent, great products and a loyal customer following that we believe we can leverage over time through cross-selling and cross-promotions. We began opening our first Gander Outdoors stores in December 2017 and are pleased with the early trends, including Good Sam Club conversion rates at these stores.”

Presentation

This press release presents historical results, for the periods presented, of the Company and its subsidiaries, that are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, the Company has a minority economic interest in CWGS, LLC. As of December 31, 2017, the Company owned 41.5% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. As the Reorganization Transactions are considered transactions among entities under common control, the financial statements for the periods prior to the IPO and related Reorganization Transactions have been adjusted to combine the previously separate entities for presentation purposes. Unless otherwise indicated, all financial comparisons in this press release compare our financial results from the 2017 fourth quarter and full year to our financial results from the 2016 fourth quarter and full year, respectively.

Fourth Quarter 2017 Results Compared to Fourth Quarter 2016 Results

Units and Average Selling Prices

The total number of recreational vehicle units sold increased 36.1% to 18,117 units from 13,316 units and the average selling price of a unit sold decreased 4.6% to $33,031 from the fourth quarter of 2016. New vehicle units sold increased 50.4% to 12,013 units and the average selling price of a new vehicle decreased 8.4% to $38,163. Used vehicle units sold increased 14.5% to 6,104 units and the average selling price of a used vehicle decreased 4.9% to $22,930.

Revenue

Total revenue increased 32.9% to $889.0 million from $668.9 million in the fourth quarter of 2016. Consumer Services and Plans revenue increased 4.5% to $51.1 million and Retail revenue increased 35.1% to $837.9 million. In the Retail segment, new vehicle revenue increased 37.8% to $458.5 million, used vehicle revenue increased 9.0% to $140.0 million, parts, services and other revenue increased 48.4% to $174.7 million and finance and insurance revenue increased 57.3% to $64.8 million. Included in the parts, services and other revenue was $38.2 million in sales from the Outdoor and Active Sports Retail businesses acquired in 2017, including Gander Outdoors, Overton’s, TheHouse.com, Uncle Dan’s and W82. Finance and insurance, net revenue as a percentage of total new and used vehicle revenue increased to 10.8% from 8.9% in the fourth quarter of 2016.

Same store sales for the base of 115 retail locations that were open both at the end of the corresponding period and at the beginning of the preceding fiscal year increased 11.9% to $655.3 million for the three months ended December 31, 2017. The increase in same store sales was primarily driven by a 18.6% increase in new vehicle same store sales, a 34.0% increase in finance and insurance same store sales, and a 3.0% increase in parts, services and other same store sales, partially offset by a 4.9% decrease in used vehicle same store sales.

The Company operated a total of 140 Camping World retail locations, two Overton’s locations, two TheHouse.com locations, two Gander Outdoors locations, two W82 locations, and five Uncle Dan’s locations as of December 31, 2017, compared to 122 Camping World retail locations at December 31, 2016.

Gross Profit

Total gross profit increased 37.1% to $266.6 million, or 30.0% of total revenue, from $194.5 million, or 29.1% of total revenue, in the fourth quarter of 2016. On a segment basis, Consumer Services and Plans gross profit increased 8.2% to $31.1 million, or 60.8% of segment revenue, from $28.7 million, or 58.7% of segment revenue, and Retail gross profit increased 42.1% to $235.5 million, or 28.1% of segment revenue, from $165.8 million, or 26.7% of segment revenue, in the fourth quarter of 2016. A 211 basis point improvement in Consumer Services and Plans gross margin was primarily driven by increased file size of our membership clubs combined with reduced club marketing expense, and increased contracts in force in our roadside assistance programs combined with reduced program costs. A 137 basis point increase in Retail gross margin was primarily driven by an increase in the finance and insurance, net revenue as a percentage of total new and used vehicle revenue to 10.8% of vehicle sales from 8.9% of vehicle sales in the fourth quarter of 2016, and the 50.4% increase in new units sold.

Operating Expenses

Operating expenses increased 36.9% to $222.3 million from $162.4 million in the fourth quarter of 2016. Selling, general and administrative (“SG&A”) expenses increased 37.5% to $213.1 million from $154.9 million in the fourth quarter of 2016. The increase in SG&A expenses was primarily driven by the additional expenses associated with the incremental 26 greenfield and acquired retail locations opened during 2016 and 2017, two Overton’s locations, two TheHouse.com locations, two Gander Outdoors locations and two W82 locations operated during the fourth quarter of 2017 versus the prior year period, $17.7 million of pre-opening and payroll costs associated with the Gander Mountain acquisition, and $0.1 million of transaction expenses associated with the acquisition into new or complimentary markets. As a percentage of total gross profit, SG&A expenses increased 25 basis points to 79.9% compared to the fourth quarter of 2016. Depreciation and amortization expense increased 33.2% to $8.7 million primarily due to the addition of acquired and greenfield locations, and acquired businesses.

Floor Plan Interest & Other Interest Expenses

Floor plan interest expense increased to $8.4 million from $4.0 million in the fourth quarter of 2016. The increase was primarily attributable to higher inventory from new dealership locations and locations expecting higher unit sales, as well as a 84 basis point increase in the average floor plan borrowing rate. Other interest expense increased to $12.0 million from $10.3 million in the fourth quarter of 2016. The increase was primarily attributable to an increase in average debt outstanding partially offset by an 86 basis point decrease in the average interest rate.

Net Loss, Net loss margin, Adjusted Pro Forma Net Income(1), Diluted Earnings Per Share, and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share(1)

Net loss was $52.5 million, reflecting a $99.8 million tax receivable liability adjustment to other income and $165.4 million of income tax expense related to changes stemming from the U.S. tax reform enacted in December 2017, among other things. Net loss margin was (5.9%), and diluted earnings per share was ($1.87).

Adjusted pro forma net income(1) increased 112.8% to $22.0 million from $10.3 million and adjusted pro forma earnings per fully exchanged and diluted share(1) increased 100.0% to $0.25 from $0.12 in the fourth quarter of 2016.

Adjusted EBITDA and Adjusted EBITDA Margin(1)

Adjusted EBITDA(1) increased 76.0% to $65.3 million and adjusted EBITDA margin(1) increased 180 basis points to 7.3% from 5.5% in the fourth quarter of fiscal 2016.

Select Balance Sheet and Cash Flow Items

The Company's working capital and cash and cash equivalents balance at December 31, 2017 were $478.7 million and $224.2 million, respectively, compared to $257.7 million and $114.2 million, respectively, at December 31, 2016. At the end of the fourth quarter 2017, the Company had $3.2 million of letters of credit outstanding under its $35 million revolving credit facility, $916.9 million of term loan principal outstanding under its senior secured credit facilities and $974.0 million of floor plan notes payable outstanding under its floor plan financing facility. Inventory at the end of the fourth quarter of fiscal 2017 increased 56.9% to $1,415.9 million compared to $902.7 million at December 31, 2016.

Reclassifications and Revisions to Prior Periods

Certain revisions have been recorded in prior periods to correct for errors that were immaterial to our previously-reported consolidated financial statements. In connection with the preparation of the financial statements for the year ended December 31, 2017, errors were identified relating to i) the lack of deferral of a portion of Good Sam roadside assistance policies sold through the finance and insurance process with the sale of new and used vehicles, ii) the application of a portion of certain vendor rebates against the related inventory balances, iii) the elimination of the intercompany allocation of certain revenue from new and used vehicles to consumer services and plans, and iv) the allocation of the intercompany markup between costs applicable to new and used vehicles. To quantify these errors, management performed an analysis of deferred roadside assistance policies and vendor rebates applicable to ending inventory for each period presented. The Company evaluated the materiality of these errors both qualitatively and quantitatively in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 99 - Materiality, and SAB No. 108 and concluded that the impact of these errors on the Company's previously-issued consolidated financial statements was not material. To enhance comparability and transparency, the Company has revised its previously-reported consolidated financial statements for the years ended and as of December 31, 2016 and 2015, to correct for these errors. As a result of these revisions, new vehicles revenue, used vehicles revenue, finance and insurance, net revenue, costs applicable to revenue – new vehicles, costs applicable to revenue – used vehicles, all within the retail segment, and net income attributable to non-controlling interests and earnings per share, basic and diluted were corrected as presented in the table below.

($ in thousands except per share amounts)	Three Months Ended December 31, 2016			Year Ended December 31, 2016
	As Reported	Adjustment	As Corrected	As Reported	Adjustment	As Corrected
Revenue:
New vehicles	$333,263	$(637)	$332,626	$1,866,182	$(3,987)	$1,862,195
Used vehicles	128,929	(469)	128,460	705,893	(2,567)	703,326
Finance and insurance, net	41,232	(23)	41,209	229,839	(1,155)	228,684
Retail segment revenues	621,127	(1,129)	619,998	3,341,933	(7,709)	3,334,224
Total revenue	670,032	(1,129)	668,903	3,526,706	(7,709)	3,518,997
Costs applicable to revenue- new vehicles	287,387	723	288,110	1,604,534	(7,671)	1,596,863
Costs applicable to revenue- used vehicles	100,454	255	100,709	555,113	2,140	557,253
Retail segment costs applicable to revenue	453,246	978	454,224	2,448,833	(5,531)	2,443,302
Total costs applicable to revenue	473,447	978	474,425	2,528,105	(5,531)	2,522,574
Income from operations	34,235	(2,107)	32,128	281,368	(2,178)	279,190
Net income	13,635	(2,107)	11,528	203,237	(2,178)	201,059
Net income attributable to non-controlling interests	(11,576)	1,634	(9,942)	(11,576)	1,634	(9,942)
Net income attributable to Camping World Holdings, Inc.	2,059	(473)	1,586	191,661	(544)	191,117
Earnings per share of Class A common stock:
Basic	$0.11	$(0.03)	$0.08	$0.11	$(0.03)	$0.08
Diluted	$0.09	$(0.02)	$0.07	$0.09	$(0.02)	$0.07

Additionally, as a result of these errors, the cumulative effect of the change on stockholders’ /members’ deficit as of January 1, 2015, the earliest date presented in these consolidated financial statements, was $8.1 million, resulting in an as-corrected amount of $250.7 million, as compared to $242.6 million reported previously. Prior year inventories, deferred tax asset, deferred revenues and gains, current and long-term portion, additional paid-in capital, retained earnings, and non-controlling interest on the consolidated balance sheets were each corrected as follows:

	At December 31, 2016
($ in thousands)	As Reported	Adjustment	As Corrected
Inventories	$909,254	$(6,543)	$902,711
Total current assets	1,132,705	(6,543)	1,126,162
Deferred tax asset	125,878	1,261	127,139
Total assets	1,563,765	(5,282)	1,558,483
Deferred revenues and gains, current portion	68,643	2,485	71,128
Total current liabilities	865,937	2,485	868,422
Deferred revenues and gains, long-term portion	52,210	5,449	57,659
Total liabilities	1,591,980	7,934	1,599,914
Additional paid-in capital	74,239	(1,539)	72,700
Retained earnings	544	(473)	71
Total stockholders' equity attributable to Camping World Holdings, Inc. deficit	74,978	(2,012)	72,966
Non-controlling interest	(103,193)	(11,204)	(114,397)
Stockholders (deficit)	(28,215)	(13,216)	(41,431)
Total liabilities and stockholders' equity (deficit)	1,563,765	(5,282)	1,558,483

Conference Call Information

A conference call to discuss the fiscal 2017 fourth quarter financial results is scheduled for today, February 27, 2018, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing 800-239-9838 or 323-794-2551 and using conference ID # 6863288. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available at the investor relations website until March 6, 2018.

About Camping World Holdings, Inc.

Camping World Holdings, headquartered in Lincolnshire, Illinois, is the leading outdoor and camping retailer, offering an extensive assortment of recreational vehicles for sale, RV and camping gear, RV maintenance and repair, and the industry’s broadest and deepest range of services, protection plans, products and resources. Since the Company's founding in 1966, Camping World has grown to become one of the most well-known destinations for everything RV, with 140 retail locations in 36 states and comprehensive e-commerce platform. Coupled with an unsurpassed portfolio of industry-leading brands including Camping World, Gander Outdoors, Good Sam, Overton’s, TheHouse.com, Uncle Dan’s, W82, and Erehwon, The Company has become synonymous with outdoor experiences. Camping World’s stock is traded on the New York Stock Exchange under the symbol "CWH".

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about market trends and consumer behavior patterns. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our intent to increase borrowings in the near term to fund certain store openings and dealership acquisitions; potential impact of the recently identified material weaknesses in our internal control over financial reporting; the availability of financing to us and our customers; fuel shortages, or high prices for fuel; the well-being, as well as the continued popularity and reputation for quality, of our manufacturers; general economic conditions in our markets and ongoing economic and financial uncertainties; our ability to attract and retain customers; competition in the market for services, protection plans, products and resources targeting the RV lifestyle or RV enthusiast; our expansion into new, unfamiliar markets, businesses, or product lines or categories, as well as delays in opening or acquiring new retail locations; unforeseen expenses, difficulties, and delays frequently encountered in connection with expansion through acquisitions; our failure to maintain the strength and value of our brands; our ability to successfully order and manage our inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends; fluctuations in our same store sales and whether they will be a meaningful indicator of future performance; the cyclical and seasonal nature of our business; our ability to operate and expand our business and to respond to changing business and economic conditions, which depends on the availability of adequate capital; the restrictive covenants imposed by our existing senior secured credit facilities and our floorplan financial facility; our reliance on seven fulfillment and distribution centers for our retail, e-commerce and catalog businesses; natural disasters, whether or not caused by climate change, unusual weather condition, epidemic outbreaks, terrorist acts and political events; our dependence on our relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations; whether third party lending institutions and insurance companies will continue to provide financing for RV purchases; our inability to retain senior executives and attract and retain other qualified employees; our ability to meet our labor needs; risks associated with leasing substantial amounts of space, including our inability to maintain the leases for our retail locations or locate alternative sites for our stores in our target markets and on terms that are acceptable to us; our business being subject to numerous federal, state and local regulations; regulations applicable to the sale of extended service contracts; our dealerships’ susceptibility to termination, non-renewal or renegotiation of dealer agreements if state dealer laws are repealed or weakened; our failure to comply with certain environmental regulations; climate change legislation or regulations restricting emission of “greenhouse gases;” a failure in our e-commerce operations, security breaches and cybersecurity risks; our inability to enforce our intellectual property rights and accusations of our infringement on the intellectual property rights of third parties; our inability to maintain or upgrade our information technology systems or our inability to convert to alternate systems in an efficient and timely manner; disruptions to our information technology systems or breaches of our network security; feasibility, delays, and difficulties in opening of Gander Outdoors retail locations; realization of anticipated benefits and cost savings related to recent acquisitions; potential litigation relating to products we sell as a result of recent acquisitions, including firearms and ammunition; Marcus Lemonis, through his beneficial ownership of our shares directly or indirectly held by ML Acquisition Company, LLC and ML RV Group, LLC, has substantial control over us and may approve or disapprove substantially all transactions and other matters requiring approval by our stockholders, including, but not limited to, the election of directors; the exemptions from certain corporate governance requirements that we will qualify for, and intend to rely on, due to the fact that we are a “controlled company” within the meaning of the New York Stock Exchange, or NYSE, listing requirements; and whether we are able to realize any tax benefits that may arise from our organizational structure and any redemptions or exchanges of CWGS, LLC common units for cash or stock.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2017, to be filed with the Securities and Exchange Commission, or SEC, after the release of this press release on March 13, 2017, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Results of Operations for the Fourth Quarter and Full Year Fiscal 2017

Camping World Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In Thousands Except Per Share Amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
Revenue:
Consumer services and plans	$51,096	$48,905	$195,614	$184,773
Retail
New vehicles	458,456	332,626	2,435,928	1,862,195
Used Vehicles	139,963	128,460	668,860	703,326
Parts, services and other	174,650	117,703	652,819	540,019
Finance and insurance, net	64,827	41,209	332,034	228,684
Subtotal	837,896	619,998	4,089,641	3,334,224

Total revenue	888,992	668,903	4,285,255	3,518,997

Costs applicable to revenue (exclusive of depreciation and
amortization shown separately below):
Consumer services and plans	20,030	20,201	81,822	79,272
Retail
New vehicles	393,797	288,110	2,086,229	1,596,863
Used Vehicles	109,154	100,709	506,093	557,253
Parts, services and other	99,396	65,405	364,772	289,186
Subtotal	602,347	454,224	2,957,094	2,443,302

Total costs applicable to revenue	622,377	474,425	3,038,916	2,522,574

Gross profit:
Consumer services and plans	31,066	28,704	113,792	105,501
Retail
New vehicles	64,659	44,516	349,699	265,332
Used Vehicles	30,809	27,751	162,767	146,073
Parts, services and other	75,254	52,298	288,047	250,833
Finance and insurance, net	64,827	41,209	332,034	228,684
Subtotal	235,549	165,774	1,132,547	890,922

Total gross profit	266,615	194,478	1,246,339	996,423

Operating expenses:
Selling, general, and administrative	213,052	154,918	853,160	691,884
Debt restructure expense	387	1,218	387	1,218
Depreciation and amortization	8,726	6,551	31,545	24,695
Loss (gain) on sale of assets	159	(337)	(133)	(564)
Total operating expenses	222,324	162,350	884,959	717,233

Income from operations	44,291	32,128	361,380	279,190

Other income (expense):
Floor plan interest expense	(8,387)	(4,003)	(27,690)	(18,854)
Other interest expense, net	(11,986)	(10,278)	(42,959)	(48,318)
Loss on debt restructure	(462)	(5,052)	(462)	(5,052)
Tax Receivable Agreement liability adjustment	99,766	–	99,687	–
Other expense, net	–	2	–	–
	78,931	(19,331)	28,576	(72,224)

Income before income taxes	123,222	12,797	389,956	206,966
Income tax expense	(175,705)	(1,269)	(203,952)	(5,907)
Net income (loss)	(52,483)	11,528	186,004	201,059
Less: net income attributable to non-controlling interests	(12,599)	(9,942)	(204,612)	(9,942)
Net income (loss) attributable to Camping World Holdings, Inc.	$(65,082)	$1,586	$(18,608)	$191,117

Earnings (loss) per share of Class A common stock:
Basic	$(1.87)	$0.08	$(0.70)	$0.08
Diluted	$(1.87)	$0.07	$(0.70)	$0.07
Weighted average shares of Class A common stock outstanding:
Basic	34,837	$18,766	26,622	$18,766
Diluted	34,837	$83,602	26,622	$83,602

Camping World Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
($ in Thousands Except Per Share Amounts)

	As of December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$224,163	$114,196
Contracts in transit	46,227	29,012
Accounts receivable, net	79,881	58,488
Inventories, net	1,415,915	902,711
Prepaid expenses and other assets	32,721	21,755
Total current assets	1,798,907	1,126,162

Property and equipment, net	198,022	130,760
Deferred tax asset, net	245,075	127,139
Intangibles assets, net	38,707	3,386
Goodwill	348,387	153,105
Other assets	21,903	17,931
Total assets	$2,651,001	$1,558,483

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$125,616	$68,655
Accrued liabilities	101,929	78,044
Deferred revenues and gains	77,669	71,128
Current portion of capital lease obligation	844	1,224
Current portion of Tax Receivable Agreement liability	8,093	991
Current portion of long-term debt	9,465	6,450
Notes payable – floor plan, net	974,043	625,185
Other current liabilities	22,510	16,745
Total current liabilities	1,320,169	868,422

Capital lease obligations, net of current portion	23	841
Right to use liability	10,193	10,343
Tax receivable agreement liability, net of current portion	129,596	18,190
Long-term debt, net of current portion	907,437	620,303
Deferred revenues and gains	64,061	57,659
Other long-term liabilities	39,161	24,156
Total liabilities	2,470,640	1,599,914

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of December 31, 2017 and December 31, 2016	–	–
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 36,758,233 issued and 36,749,072 outstanding as of December 31, 2017 and 18,935,916 issued and outstanding as of December 31, 2016	367	189
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued; and 50,836,629 outstanding as of December 31, 2017 and 62,002,729 outstanding as of December 31, 2016	5	6
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of December 31, 2017 and December 31, 2016	–	–
Additional paid-in capital	186,435	72,700
Retained earnings (deficit)	(40,778)	71
Total stockholders' equity attributable to Camping World Holdings, Inc.	146,029	72,966
Non-controlling interests	34,332	(114,397)
Total stockholders' equity (deficit)	180,361	(41,431)

Total liabilities and stockholders' equity (deficit)	$2,651,001	$1,558,483

Earnings Per Share

On October 6, 2016, the limited liability company agreement of CWGS, LLC was amended and restated to, among other things, (i) provide for a new single class of common membership interests, the common units of CWGS, LLC, and (ii) exchange all of the then-existing membership interests in CWGS, LLC for common units of CWGS, LLC (collectively, the “Recapitalization”). This Recapitalization changed the relative membership rights of the owners of membership interests in CWGS, LLC such that retroactive application of the Recapitalization to periods prior to the IPO for the purposes of calculating earnings per share would not be appropriate.

Prior to the IPO, the CWGS, LLC membership structure included membership units, preferred units, and profits units. The Company analyzed the calculation of earnings per unit for periods prior to the IPO using the two-class method and determined that it resulted in a value that would not be meaningful to the users of the consolidated financial statements. Therefore, earnings per share information has not been presented for periods prior to the IPO on October 6, 2016.

	Three Months Ended		Year ended
	December 31,	December 31,	December 31,	December 31,
(In thousands except per share amounts)	2017	2016	2017	2016
Numerator:
Net income (loss) attributable to Camping World Holdings, Inc. — basic	$(52,483)	$11,528	$186,004	$11,528
Less: net income attributable to non-controlling interests	(12,599)	(9,942)	(204,612)	(9,942)
Net income (loss) attributable to Camping World Holdings, Inc. — basic	(65,082)	1,586	(18,608)	1,586
Add: reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC for Class A common stock	—	4,164	—	4,164
Net income attributable to Camping World Holdings, Inc. — diluted	$(65,082)	$5,750	$(18,608)	$5,750
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	34,837	18,766	26,622	18,766
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	—	64,836	—	64,836
Weighted-average shares of Class A common stock outstanding — diluted	34,837	83,602	26,622	83,602

Earnings (loss) per share of Class A common stock — basic	$(1.87)	$0.08	$(0.70)	$0.08
Earnings (loss) per share of Class A common stock — diluted	$(1.87)	$0.07	$(0.70)	$0.07

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Fully Exchanged and Diluted Share (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision-making. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these non-GAAP measures. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense (excluding floor plan interest expense), provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, loss (gain) on sale of assets, monitoring fees, equity-based compensation, Tax Receivable Agreement liability adjustment, acquisition related transaction expenses and pre-opening costs, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following tables reconcile EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measure, which are net income, net income and net income margin, respectively:

	Three Months Ended		Year Ended
	December 31,		December 31,
($ in thousands)	2017	2016	2017	2016

Net income (loss)	$(52,483)	$11,528	$186,004	$201,059
Other interest expense, net	11,986	10,278	42,959	48,318
Depreciation and amortization	8,726	6,551	31,545	24,695
Income tax expense	175,705	1,269	203,952	5,907
EBITDA	143,934	29,626	464,460	279,979

Adjustments:
Loss and expense on debt restructure (a)	849	6,270	849	6,270
Loss (gain) on sale of assets (b)	159	(339)	(133)	(564)
Monitoring fee (c)	–	–	–	1,875
Equity-based compensation (d)	2,317	1,537	5,109	1,597
Tax Receivable Agreement liability adjustment (e)	(99,766)	–	(99,687)	–
Acquisitions - transaction expense (f)	109	–	2,662	–
Acquisitions - pre-opening costs (g)	17,683	–	26,352	–
Adjusted EBITDA	$65,285	$37,094	$399,612	$289,157

	Three Months Ended		Year Ended
	December 31,		December 31,
(as percentage of total revenue)	2017	2016	2017	2016

Net income (loss) margin	-5.9%	1.7%	4.3%	5.7%
Other interest expense, net	1.3%	1.5%	1.0%	1.4%
Depreciation and amortization	1.0%	1.0%	0.7%	0.7%
Income tax expense	19.8%	0.2%	4.8%	0.2%
Subtotal EBITDA margin	16.2%	4.4%	10.8%	8.0%

Adjustments:
Loss and expense on debt restructure (a)	0.1%	0.9%	0.0%	0.2%
Loss (gain) on sale of assets (b)	0.0%	-0.1%	0.0%	0.0%
Monitoring fee (c)	0.0%	0.0%	0.0%	0.1%
Equity-based compensation (d)	0.3%	0.2%	0.1%	0.0%
Tax Receivable Agreement liability adjustment (e)	-11.2%	0.0%	-2.3%	0.0%
Acquisitions - transaction expense (f)	0.0%	0.0%	0.1%	0.0%
Acquisitions - pre-opening costs (g)	2.0%	0.0%	0.6%	0.0%
Adjusted EBITDA margin	7.3%	5.5%	9.3%	8.2%

_______________________________________

(a)

Represents the loss and expense incurred on debt restructure and financing expense incurred from the First and Second Amendment to the Existing Senior Credit Facilities in 2017, the write-off of a portion of the original issue discount, capitalized finance costs from our previous term loan facilities, and rating agency fees and legal expenses related to the previous term loan facilities in 2016.

(b)	Represents an adjustment to eliminate the gains and losses on sales of various assets.

(c)	Represents monitoring fees paid pursuant to a monitoring agreement to Crestview and Stephen Adams. The monitoring agreement was terminated on October 6, 2016 in connection with the IPO.

(d)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.

(e)	Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.

(f)

Represents transaction expenses, primarily legal costs, associated with acquisitions into new or complimentary markets, including the Gander Mountain acquisition. This amount excludes transaction expenses related to the acquisition of RV dealerships, consumer shows, Active Sports, Inc, and W82.

(g)	Represents pre-opening store costs, including payroll costs, associated with the Gander Mountain acquisition.

Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share

We define “Adjusted Pro Forma Net Income” as net income attributable to CWH adjusted for the reallocation of income attributable to non-controlling interests from the assumed exchange of all outstanding common units in CWGS, LLC (or the common unit equivalent of membership interests in CWGS, LLC for periods prior to the IPO) for newly-issued shares of Class A common stock of CWH and further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, reallocation of net income attributable to non-controlling interests, loss and expense on debt restructure, loss (gain) on sale of assets, monitoring fees, equity-based compensation, Tax Receivable Agreement liability adjustment, acquisition related transaction expenses and pre-opening costs, other unusual or one-time items, and the income tax expense effect of (i) these adjustments and (ii) the pass-through entity taxable income as if the parent company was a subchapter C corporation in periods prior to the IPO. We define “Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share” as Adjusted Pro Forma Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the full exchange of all outstanding common units in CWGS, LLC (or the common unit equivalent of membership interests in CWGS, LLC for periods prior to the IPO) for newly-issued shares of Class A common stock of CWH, (ii) the Class A common stock issued in connection with the IPO was outstanding as of January 1 of each year presented, and (iii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these Non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings Per Fully Exchanged and Diluted Share to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc. and weighted-average shares of Class A common stock outstanding — diluted:

	Three Months Ended		Year ended
	December 31,	December 31,	December 31,	December 31,
(In thousands except per share amounts)	2017	2016	2017	2016
Numerator:
Net income (loss) attributable to Camping World Holdings, Inc.	$(65,082)	$1,586	$(18,608)	$191,117
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units in CWGS, LLC (a)	12,599	9,942	204,612	9,942
Loss and expense on debt restructure (b)	849	6,270	849	6,270
Loss (gain) on sale of assets (c)	159	(339)	(133)	(564)
Monitoring fee (d)	—	—	—	1,875
Equity-based compensation (e)	2,317	1,537	5,109	1,597
Tax Receivable Agreement liability adjustment (f)	(99,766)	—	(99,687)	—
Acquisitions - transaction expense (g)	109	—	2,662	—
Acquisitions - pre-opening costs (h)	17,683	—	26,352	—
Revaluation of deferred tax assets from tax reform (i)	165,375	—	165,375	—
Income tax expense (j)	(12,228)	(8,653)	(87,856)	(78,703)
Adjusted pro forma net income	$22,015	$10,343	$198,675	$131,534
Denominator:
Weighted-average Class A common shares outstanding - diluted	34,837	83,602	26,622	83,602
Adjustments:
Assumed exchange of post-IPO common units in CWGS, LLC for shares of Class A common stock (k)	53,772	—	59,995	—
Assumed exchange of pre-IPO common unit equivalent of membership interests in CWGS, LLC (l)	—	—	—	193
Assumed issuance of Class A common stock in connection with IPO (m)	—	170	—	170
Dilutive options to purchase Class A common stock	376	—	200	—
Dilutive restricted stock units	200	24	112	6
Adjusted pro forma fully exchanged weighted average Class A common shares outstanding - diluted	89,185	83,796	86,929	83,971
Adjusted pro forma earnings per fully exchanged and diluted share	$0.25	$0.12	$2.29	$1.57

____________________

(a)

Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC in periods in which income was attributable to non-controlling interests.

(b)

Represents the loss and expense incurred on debt restructure and financing expense incurred from the First and Second Amendment to the Existing Senior Credit Facilities in 2017, the write-off of a portion of the original issue discount, capitalized finance costs from our previous term loan facilities, and rating agency fees and legal expenses related to the previous term loan facilities in 2016.

(c)	Represents an adjustment to eliminate the losses and gains on sales of various assets.

(d)	Represents monitoring fees paid pursuant to a monitoring agreement to Crestview and Stephen Adams. The monitoring agreement was terminated on October 6, 2016 in connection with our IPO.

(e)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.

(f)	Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.

(g)

Represents transaction expenses, primarily legal costs, associated with acquisitions into new or complimentary markets, including the Gander Mountain acquisition. This amount excludes transaction expenses related to the acquisition of RV dealerships, consumer shows, Active Sports, Inc., and W82.

(h)	Represents pre-opening store costs, including payroll costs, associated with the Gander Mountain acquisition.

(i)	This amount relates to the remeasurement of federal net deferred tax assets resulting from the permanent reduction in the U.S. statutory corporate tax rate to 21% from 35% under the 2017 Tax Act.

(j)

Represents the income tax expense effect of (i) the above adjustments and (ii) the pass-through entity taxable income as if the parent company was a subchapter C corporation in periods prior to the IPO. This assumption uses an effective tax rate of 38.5% for the adjustments and the pass-through entity taxable income.

(k)	Represents the assumed exchange of post-IPO Common units in CWGS, LLC at their Class A common stock equivalent amount.

(l)	Represents the assumed exchange of pre-IPO membership interests in CWGS, LLC at their common unit equivalent amount.

(m)	Represents the assumption that the shares of Class A common stock issued in connection with the IPO were outstanding as of January 1 of each period.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP financial measures:

  as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
  for planning purposes, including the preparation of our internal annual operating budget and financial projections;
  to evaluate the performance and effectiveness of our operational strategies; and
  to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our existing senior secured credit facilities use EBITDA to measure our compliance with covenants such as consolidated leverage ratio. The Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited condensed consolidated financial statements included in this press release as indicators of financial performance. Some of the limitations are:

  such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
  such measures do not reflect changes in, or cash requirements for, our working capital needs;
  some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP financial measures only supplementally. As noted in the tables above, certain of the Non-GAAP financial measures include adjustments for reallocation of net income attributable to non-controlling interests, loss and expense on debt restructure, loss (gain) on sale of assets, monitoring fees, equity-based compensation, Tax Receivable Agreement liability adjustment, acquisition related transaction expenses and pre-opening costs, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. In addition, these certain Non-GAAP financial measures adjust for other items that we do not expect to regularly record in periods after the IPO, including monitoring fees. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation tables above help management with a measure of our core operating performance over time by removing items that are not related to day to day operations.

CONTACT:
Investor Relations:
ICR
John Rouleau / Rachel Schacter
203-682-8200
John.Rouleau@ICRinc.com / Rachel.Schacter@ICRinc.com
or
Media:
ICR
Jessica Liddell
203-682-8208
Jessica.Liddell@ICRinc.com